Exhibit 99.2

www. ringenergy.com NYSE American: REI VALUE FOCUSED PROVEN STRATEGY

Forward-Looking Statements and Cautionary Note Regarding Hydrocarbon Disclosures

Forward –Looking Statements

This Presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of strictly historical facts included in this Presentation constitute forward-looking statements and may often, but not always, be identified by the use of such words as "may," "will," "should," "could," "intends," "estimates," "expects," "anticipates," "plans," "project," "guidance," "target," "potential," "possible," "probably," and "believes" or the negative variations thereof or comparable terminology. These forward-looking statements include statements regarding the Company's financial position, future revenues, net income, potential evaluations, business strategy and plans and objectives for future operations. The forward-looking statements include statements about the expected benefits to the Company and to its stockholders from the acquisition of certain assets (the "Stronghold Assets") from Stronghold Energy II Operating, LLC ("Stronghold OpCo") and Stronghold Energy II Royalties, LP ("Stronghold RoyaltyCo", together with Stronghold OpCo, collectively, "Stronghold"); Forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause actual results to be materially different than any future results expressed or implied in those statements. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the Company's ability to integrate the Stronghold Assets and achieve the anticipated benefits therefrom; risks relating to any unforeseen liability of the Company or the Stronghold Assets; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices or production history; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company's credit facility; the impacts of hedging on results of operations; the Company's ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing due to the COVID-19 pandemic. Some of the factors that could cause actual results to differ materially from expected results are described under "Risk Factors" in our 2021 annual report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 16, 2022, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurance that such assumptions will prove to be correct. All forward-looking statements in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. The financial and operating estimates contained in this presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the projections and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the projections are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the projected results. Prospective investors are cautioned not to place undue reliance on the estimates included herein.

Cautionary Note regarding Hydrocarbon Disclosures

The SEC has generally permitted oil and natural gas companies, in their filings with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. We use the terms "estimated ultimate recovery," or "EURs," "probable," "possible," and "non-proven" reserves, reserve "potential" or "upside" or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines prohibit us from including in filings with the SEC. Reference to EURs of natural gas and oil includes amounts that are not yet classified as proved reserves under SEC definitions, but that we believe should ultimately be produced and are based on previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by us. Factors affecting the ultimate recovery of reserves that may be recovered include the scope of our drilling programs, which will be directly affected by capital availability, drilling and production costs, commodity prices, availability of services and equipment, permit expirations, transportation constraints, regulatory approvals and other factors, and actual drilling results, including geological and mechanical factors affecting recovery rates. Accordingly, actual quantities that may be recovered from our interests will differ from our estimates and could be significantly less than our targeted recovery rate. In addition, our estimates may change significantly as we receive additional data.

Supplemental Non-GAAP Financial Measures

This Presentation includes financial measures that are not in accordance with accounting principles generally accepted in the United States ("GAAP"), such as "Adjusted Net Income," "Adjusted EBITDA," "PV-10," "Free Cash Flow," or "FCF," and "Cash Flow from Operations." While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures and their reconciliations to GAAP measures, please see the Appendix.

RING ENERGY
2
www.ringenergy.com NYSE American: REI

www.ringenergy.com NYSE American: REI Ring Energy – Independent Oil & Gas Company Focused on Conventional Permian Assets in Texas & New Mexico 2021 SEC Proved Reserves 2,3 77.8 MMBoe/PV10 $1,332MM 85% Oil Gross / Net Acres 2 83,604 / 64,380 1. Based on Q3’22 financials 2. As of December 31, 2021 (2 - stream) Ring Legacy Only SEC Proved Reserves 3. PV - 10 is a Non - GAAP financial measure. See appendix for reconciliation to GAAP measure 4. As of November 8, 2022 5. Enterprise Value (EV) is market cap plus outstanding debt based on number of shares outstanding at end of Q3 2022 Market Cap ~$544 million 4 Consistently Generated Positive Cash Flow for 12 Qtrs NEW MEXICO “NWS” Northwest Shelf “CBP” Central Basin Platform “DB” Delaware Basin “SE II” Stronghold Energy II Acquisition Enterprise Value ~$979 million 4,5 REI Closing Price $3.12 4 52 - week range $1.81 - $5.09 REI Avg. Daily Share Volume (90 - Day) ~2.05 million 4 Non - Core Area DB CBP NWS Core Areas SEII Deliver competitive and sustainable returns by developing, acquiring, exploring for, and commercializing oil and natural gas resources VITAL TO THE WORLD’S HEALTH AND WELFARE Q3 2022 Net Sales 1 13,278 Boe/d 76% oil 13% gas 11% NGL 3

Q3 2022 Highlights
Executing our Strategy

- **Successfully closed** accretive transaction
- **Record quarterly sales revenue of $94.4 MM –** highest in Company history
- **Increased sales volumes[2] 42%** to 13,278 Boe/d (76% oil, 13% natural gas, 11% NGLs)
- **Grew net income 79%** over Q2 2022 to $75.1 million
- **Grew Adj. EBITDA[1] 18%** over Q2 2022 to $56.0 MM – highest in Company history
- **Paid down debt[3] by $17.0 million** since closing Stronghold acquisition
- **Reduced leverage ratio[4] to 1.4x** compared to ~ 3.5x at YE 2021
- **Increased liquidity to ~$165 million,** more than $100 million higher than YE 2021
- **Drilled 8 wells, completed 9 wells** and performed 3 recompletions
- **Grew Cash Flow from Operations[1] by 10%** to $48.9 million

Q3 2022 Highlights

$75.1 MM
Net Income

$9.7[1] MM
Free Cash Flow

$56.0[1] MM
Adjusted EBITDA

$17.0[3] MM
Debt Repayment

13,278 Boe/d
(76% oil)
Net Sales per day

$10.67
LOE per Boe

1. *Adjusted EBITDA, Free Cash Flow and Cash Flow from Operations are Non-GAAP financial measures and reconciled in Ring's earnings releases*
2. *Includes 1 month of Stronghold acquisition closed on August 31, 2022 as well as conversion from 2-stream to 3-stream*
3. *Debt repayment Ring as of Aug. 31, 2022, pro-forma debt balance at closing ~ $452 million*
4. Leverage ratio based on annualized third quarter EBITDA adjusted for the pro-forma effects of the Transaction from the beginning of the quarters as per credit agreement.

RING ENERGY

4

www.ringenergy.com NYSE American: REI

www.ringenergy.com NYSE American: REI Committed to ESG Critical to Sustainable Success 5

2022 Value Focused Proposition

Proven Strategy Leads to Shareholder Value

Pursue Operational Excellence with a Sense of Urgency

- ***YTD ~$139 MM Adj. EBITDA[1]***
  (134% Increase over 2021 for same time period)
- ***YTD Average 10,512 Boepd** (81% Oil)*
  (27% Increase over 2021 for same time period)

Invest in High-Margin, High ROR Projects

- ***YTD Drill 23 & Complete 20 Successful Hz Wells[2]***
  (FY 2021 13 Hz wells)
- ***YTD Lifting Cost[3] at $10.55/Boe***
  (Safe, efficient operations & continued CTR program)

Focus on FCF and Strengthening Balance Sheet

- ***Reduced Lev. Ratio[4] to ~1.4x (LQA 1.4x)***
  (Forecasted to operate within CF, further reduce leverage over time)
- ***Successfully Closed Accretive Acquisition***
  (Enhances metrics and lowers break-even costs)

1. Source ties to financials Q3 2022. Pro Forma company as of Sept. 1, 2022
2. 7 CBP & 16 NWS HZ wells as of Sept 2022 (does not account for any Stronghold activity pre closing)
3. Lifting Cost ties to financials 3Q 2022 and does not include GP&T
4. Leverage ratio based on annualized third quarter EBITDA adjusted for the pro-forma effects of the Transaction from the beginning of the quarters as per credit agreement.

RING ENERGY
6
www.ringenergy.com NYSE American: REI

Financials

www.ringenergy.com NYSE American: REI Sustainable Value Focused Results 8,243 9,153 8,870 9,341 13,278 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Boe /d Net Sales $6.8 $9.9 $22.3 $31.3 $32.5 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $MM Adjusted Net Income 1 $19.7 $24.0 $35.6 $47.4 $56.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $MM Adjusted EBITDA 1 $2.6 $9.3 $12.6 $2.5 $9.7 $0.0 $5.0 $10.0 $15.0 $20.0 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $MM Free Cash Flow 1 Executing Disciplined Strategy 1. Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are Non - GAAP financial measures and reconciled in the appendix 2. Ring pro - forma in Q3 2022 switched from 2 - stream to 3 - stream volume reporting Continuous drill program Stronghold Acquisition ~85% Oil ~85% Oil ~87% Oil ~76% Oil 3 - Stream 2 Phase III drill program ~86% Oil Phase IV drill program Continuous drill program Continuous drill program Accelerated the completion process of 4 x 1.0mile Hz wells in Q2 Stronghold Acquisition 8

www.ringenergy.com NYSE American: REI Historical Metrics Quarterly Analysis of FCF 1 $MM Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Adj EBITDA 1 $19.7 $24.0 $35.6 $47.4 $56.0 Capital - $13.7 - $11.3 - $19.7 - $41.8 - $40.3 Interest Exp. 2 - $3.4 - $3.4 - $3.2 - $3.1 - $5.9 Free Cash Flow 1 $2.6 $9.3 $12.6 $2.5 $9.7 $19.7 $24.0 $35.6 $47.4 $56.0 - $13.7 - $11.3 - $19.7 - $41.8 - $40.3 - $3.4 - $3.4 - $3.2 - $3.1 - $5.9 $2.6 $9.3 $12.6 $2.5 $9.7 -$50.0 -$40.0 -$30.0 -$20.0 -$10.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Adj. EBITDA/ Capital / Int Exp Adj EBITDA $MM Capital $MM Interest Exp $MM Free Cash Flow $MM ▪ Disciplined & efficient capital spending ▪ Focused on sustainably generating FCF ▪ Unrelenting goal to strengthen the balance sheet 1) Adjusted EBITDA and Free Cash Flow are Non - GAAP financial measures and reconciled in the appendix 2) Excludes amortization of deferred financing costs 3) Leverage ratio based on annualized third quarter EBITDA adjusted for the pro - forma effects of the Transaction from the beginning of the quarters as per credit agreement. Leverage Ratio (LTM) 2.8x 3.5x 3.5x 2.1x 1.4x Leverage Ratio 3 (LQA) 9

www.ringenergy.com NYSE American: REI $8 $5 $6 $5 $10 $10 $17 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Debt Paydown $MM $313 MM outstanding debt with $36 MM in Surplus Cash Reducing Debt & Increasing Liquidity Disciplined Capital Spending & Sustainably Generating FCF is the Key $46.2 $51.4 $56.2 $61.6 $71.4 $81.5 $165.0 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Liquidity $MM Stronghold Acquisition % RBL Capacity Drawn 87% 86% 84% 83% 80% 77% 73% 10

Asset Areas

Ring + Stronghold Pro-Forma Overview

Key Transaction Structure & Terms	
	▪ Successfully closed the acquisition on August 31, 2022 ▪ $172.4MM cash at close after certain purchase price adjustments and funded from new credit facility borrowings ▪ $15MM deferred cash payment due 6 months after close ▪ Stock consideration consisted[3] of ~21.3 million shares of Ring common stock and 153.1K Ring preferred stock that converted to ~42.5 million shares of Ring common stock after the successful shareholder vote Oct. 27, 2022

Pro Forma Snapshot

Operating Statistics

	Pro Forma Q4 2022
Net Production (MBoe/d)	**18,000-19,000**
Oil (Bo/d) ~ 70% Gas (Mcf/d) ~ 17% NGLs (Bbls/d) ~ 13%	12,600-13,300 18,400-19,400 2,300-2,500
LOE (per Boe)	**$10.25-$11.40**
PD Reserves[1] PV10 ($MM)	**$1,739**
PD Reserves[1] (MMBoe)	**87.0**
Acreage	**~101,000**
Capex ($MM)	**$42-46**
Basic Shares Outstanding[2] (MM)	**174.4**

Asset Map



Basin
Northwest Shelf
Delaware
CBP
Midland
Ring Acreage
CHAVES
LEA
TERRY
GAINES
EDDY
Horizonal Development
San Andres Play
Northern CBP
MARTIN
HOWARD
LOVING
WINKLER
ECTOR
MIDLAND
Southern CBP
Vertical Development
Multi-Stacked Pay
REEVES
REAGAN

1. Proved reserves for REI are management estimates as of June 1, 2022 and Stronghold management estimates as of June 1, 2022 were prepared by CGA, both used June 21, 2022 NYMEX Strip prices
June 21, 2022 NYMEX Strip Pricing for WTI /HH : 2022:$107.12 / $7.10; 2023: $92.89 / $5.35; 2024: $83.09 / $4.76; 2025: $76.31 / $4.63; 2026+: $71.68 / $4.62
2. As of November 9, 2022
3. Transaction fair value calculation of stock consideration and other details refer to Q3'22 10Q page 19 & 20

RING ENERGY 12 www.ringenergy.com NYSE American: REI

www.ringenergy.com NYSE American: REI ▪ Meaningful inventory of horizontal drilling locations ▪ Actively developing asset ▪ Low D&C and LOE costs drive strong economics ▪ Improving drilling efficiencies: ▪ 1 mile HZ well drill time spud to rig release and move to next location 7 - 9 days ▪ 1.5 mile HZ well drill time spud to rig release and move to next location 10 - 12 days ▪ Spud to Online in 40 - 55 days 3 Providing Significant Organic Growth 3Q22 Avg Sales 7,669 Boe /d (77% Oil) 3Q22 D&C Completed 6 Hz wells 2 (~93.75% WI) Gross / Net Acres 1 35,810 / 26,655 Northwest Shelf Asset Area 3Q22 CTR’s 5 Conversions 1. As of December 31, 2021 2. 4 NWS HZ new wells drilled in Q2 but not completed until Q3 2022 3. Depending on lateral length and frac crew availability Northwest Shelf Delaware Basin CBP Midland Ring Acreage Northwest Shelf 2020 2021 YTD 2022 NWS 4 10 16 0 2 4 6 8 10 12 14 16 18 HZ Drilled Wells 2020 - 2022 13

San Andres Reservoir
Proven, Conventional, Top Tier Returns

	San Andres Hz	Delaware Hz	Midland Hz
High ROR Oil Play	✓	✓	✓
Low D&C Costs	✓		
Lower 1st Year Decline	✓		
Low Lease Acquisition Cost	✓		
Long life wells	✓		
Oil IPs >750 Bbl/d		✓	✓
Multiple Benches		✓	✓
> 85% Oil	✓		
$25-30/Bbl D&C Break-even[2]	✓		

- Permian Basin has produced >30 BBbl,
  - San Andres accounts for 40%
- Low D&C costs[1] $2.8 - $3.8 MM per well
- Vertical depth of ~5,000’
- Typical oil column of 200’ - 300’
- Life >35+ years
- Initial peak oil rates of 300 - 700 Bbl/d
- Higher primary recovery than shales
- Potential for waterflood and CO_2

1. *D&C capex range is for both 1.0 & 1.5 mile laterals and includes inflation adjustments*
2. *Break-even costs range depends on lateral length, asset area and inflation adjustments*

Source: US Department of Energy & DrillingInfo

RING ENERGY
14
www.ringenergy.com NYSE American: REI

www.ringenergy.com NYSE American: REI NWS HZ Performance Average – Cum BOE vs Time Days ( 1.5 Mile Lateral ) 2 1,000 10,000 100,000 0 180 360 2016 & 2017 2018 & 2019 2020, 2021 & 2022 NWS HZ Well Performance & Costs Significant Improvements Driving Top Tier Returns D&C Cost Range per Year ( 1 Mile Lateral ) 1 NWS HZ Performance Average – Cum BOE vs Time Days ( 1 Mile Lateral ) 2,3 1. Wells categorized by spud year; capex ties to financials 2. Downtime associated with 2020 pandemic curtailment removed 3. Well set comprised of single mile wells normalized to 5,080’ lateral length (does not include 1.5 Mile wells) ~530 Avg ~410 Avg ~420 Avg D&C Cost Range per Year ( 1.5 Mile Lateral ) 1 BOE (85 - 90% Oil) $1.5 M $2.0 M $2.5 M $3.0 M $3.5 M 2019 2020 2021 YTD 2022 $2.0 M $2.5 M $3.0 M $3.5 M $4.0 M 2019 2020 2021 YTD 2022 1,000 10,000 100,000 0 180 360 2015 2016 & 2017 2018 2019 -2021 2022 15 BOE (85 - 90% Oil)

www.ringenergy.com NYSE American: REI 3Q22 Avg Sales 1 5,376 Boe /d (76% Oil) 3Q 22 CTR’s 1 Conversion 3 Recompletions 3Q22 D&C Completed 3 Hz wells (100% WI) Gross / Net Acres 2 29,065 / 20,288 Technical Focus Reinvigorates Legacy Area Central Basin Platform Asset Areas 1. Includes Stronghold acquisition volumes for month of Sept. 2022 2. As of December 31, 2021 3. Depending on lateral length and frac crew availability ▪ Meaningful inventory of vertical & horizontal drilling locations ▪ Meaningful inventory of recompletion opportunities ▪ Actively developing asset areas ▪ Low D&C and LOE costs drive strong economics ▪ Improving Hz drilling efficiencies: ▪ 1 mile HZ well drill time spud to rig release and move to next location 7 - 9 days ▪ 1.5 mile HZ well drill time spud to rig release and move to next location 10 - 12 days ▪ Spud to Online in 40 - 55 days 3 Northwest Shelf Delaware Basin CBP Midland Ring Acreage Central Basin Platform 2020 2021 YTD 2022 CBP 0 3 7 0 2 4 6 8 HZ Drilled Wells 2020 - 2022 Northern CBP Horizonal Development San Andres Play Southern CBP Vertical Development Multi - Stacked Pay 16

www.ringenergy.com NYSE American: REI Northern Central Basin Platform HZ Well Performance & Costs Annual D&C per HZ Cost Range ( 1.0 & 1.5 Mile ) 1 ~530 Avg ~410 Avg ~420 Avg CBP 1.0 & 1.5 Mile HZ Performance – Cum BO vs Time (2021 & 2022 vs Historic) 2,3 1) Wells categorized by spud year; capex ties to financials 2) Downtime associated with 2020 pandemic curtailment removed and contains only University Lands “UL” wells in the CBP (No norma liz ation) 3) 2021 & ‘22 Well set comprised of 1.0 and 1.5 mile laterals drilled in CBP UL area (9 wells included) $2.0 M $2.5 M $3.0 M $3.5 M $4.0 M 2020 2021 YTD 2022 No drilling in 2020 CBP 2021 & 2022 CBP HZ Program Average Historical CBP HZ well performance Technical Improvements to Completion and Landing Zone 17

www.ringenergy.com NYSE American: REI 1 10 100 1,000 10,000 100,000 0 100 200 300 Cum Production, BOE Days Online 2022 Target Area 1 Vertical R/C Avg Historical 2019 - 2021 well RC performance Southern Central Basin Platform Vertical Well Performance & Costs ~530 Avg ~410 Avg ~420 Avg Modern Completion Methods x Conventional “high quality rock” stacked pay formations targeted with today's modern multi - stage completion methods x Significant remaining upside with high RORs – high return/low - cost opportunities Legacy Simple Single Stage Completion Modern Multi - Stage Completion Technique Crane Co . – Vertical New Drills “ND” – Cum BOE vs Time (Days) Crane Co . – Vertical Recompletion “RC” – Cum BOE vs Time (Days) 1 10 100 1,000 10,000 100,000 0 100 200 300 Cum Production, BOE Days Online 2022 Target Area 1 Vertical ND Avg 2022 Target area 2 Vertical ND Avg Historical 2019 - 2021 well ND performance CBP South Type Log CAPEX per project - $500 - 950K CAPEX per project - $1.5 - $1.8 MM Stacked Pay Zones 18

www.ringenergy.com NYSE American: REI 0 50 100 150 200 2018 2019 2020 2021 YTD 2022 NWS CBP Maintains Solid PDP Reserve Base that Generates Consistent FCF Increases reserves by reducing operating & well repair costs and extending well life ▪ ~ 50% long - term reduction in LOE ▪ Up to 75% reduction in future pulling costs ▪ Extends economic life & increases EUR CTRs Significantly Reduce Operating Costs 2020 2021 YTD 2022 NWS 16 19 12 CBP 12 6 2 0 10 20 $- $25,000 $50,000 $75,000 $100,000 $125,000 $150,000 $175,000 $200,000 $225,000 $250,000 Range of Avg Well Repair Cost ESP ROD $190,000 $65,000 $30,000 Cost Savings ESP vs ROD Maximizing Operational Margin is Predicated on Being a Leading LOW - COST OPERATOR ~75% Lower $240,000 CTR Projects 2020 - 2022 ESP Failures 1 2018 – 2022 1. ESP failures are any time a service rig is necessary to repair ESP downhole equipment in order to bring a well back on production 19

www.ringenergy.com NYSE American: REI Turnkey Asset with Predictable Cash Flow and Upside Potential Delaware Basin Asset ▪ Sales process for Delaware Assets underway ▪ Truist Securities running a marketed process ▪ Asset infrastructure in - place to enable efficient development ▪ Produced water, gas gathering and pipeline ▪ Long life and shallow decline PDP base ▪ High ownership - working interest ~ 98% (75% NRI) ▪ Large inventory of re - activations, re - completions, and new drills Ring Acreage Non - Core asset that can be catalyst to pay down debt and/or provide funds for potential accretive acquisition 20

www.ringenergy.com NYSE American: REI Value Proposition 2022 and Beyond Positioned for Substantial Increase in Revenue and FCF Achieving High - Return Organic Growth Pursuing Acquisition Opportunities to Further Increase Scale and Lower Break - Even Costs 21

Appendix

Financial Overview
Derivative Summary

Summary of Hedges

	Oil Hedges (WTI) 2022	2023	2024
Swaps:			
Hedged volume (BBL)	379,250	389,250	526,000
Weighted average swap price	$ 54.89	$ 77.55	$ 65.90
Deferred premium puts:			
Hedged volume (BBL)	138,000	773,500	91,000
Weighted average strike price	$ 97.93	$ 90.64	$ 83.75
Weighted average deferred premium price	$ 11.81	$ 15.25	$ 17.32
Two-way collars:			
Hedged volume (BBL)	97,201	487,622	475,350
Weighted average put price	$ 53.93	$ 52.16	$ 67.88
Weighted average call price	$ 67.68	$ 62.94	$ 83.32
Three-way collars:			
Hedged volume (BBL)	89,985	66,061	-
Weighted average first put price	$ 40.00	$ 45.00	$ -
Weighted average second put price	$ 50.00	$ 55.00	$ -
Weighted average call price	$ 62.03	$ 80.05	$ -

	Gas Hedges (Henry Hub) 2022	2023	2024
NYMEX Swaps:			
Hedged volume (MMBtu)	46,313	175,421	-
Weighted average swap price	$ 2.51	$ 2.40	$ -
Two-way collars: [(1)]			
Hedged volume (MMBtu)	715,661	2,486,514	1,712,250
Weighted average put price	$ 3.76	$ 3.18	$ 4.00
Call hedged volume (MMBtu)	435,061	2,306,514	1,712,250
Weighted average call price	$ 10.22	$ 5.03	$ 6.29
Three-way collar:			
Hedged volume (MMBtu)	304,250	-	-
Weighted average first put price	$ 2.20	$ -	$ -
Weighted average second put price	$ 2.50	$ -	$ -
Weighted average call price	$ 3.25	$ -	$ -
Weighted average deferred premium price	$ 0.19	$ -	$ -

	Gas Hedges (basis differential) 2022	2023	2024
Waha basis swaps:			
Hedged volume (MMBtu)	505,024	1,339,685	-
Weighted average swap price	(2)	(3)	$ -

(1) The two-way collars for the fourth quarter of 2022 and first quarter of 2023 include 2x1 collars where the put volumes of 561,200 and 360,000 are two times the call volumes of 280,600 and 180,000, respectively.
(2) The WAHA basis swaps in place for the remainder of 2022 consist of five derivative contracts, each with a fixed price of the Henry Hub natural gas price less a fixed amount (weighted average of $0.57 per MMBtu).
(3) The WAHA basis swaps in place for the calendar year of 2023 consist of two derivative contracts, each with a fixed price of the Henry Hub natural gas price less a fixed amount (weighted average of $0.55 per MMBtu)

RING ENERGY
23
www.ringenergy.com NYSE American: REI

Income Statement and Operational Stats

Income Statement

(Unaudited)	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Oil, Natural Gas, and Natural Gas Liquids Revenues	$ 94,408,948	$ 84,961,875	$ 49,376,176	$ 247,551,855	$ 136,638,810
Costs and Operating Expenses					
Lease operating expenses	13,029,098	8,301,443	6,983,196	30,283,706	22,634,259
Gathering, transportation and processing costs	-	549,389	1,051,163	1,846,247	2,883,348
Ad valorem taxes	1,199,385	949,239	703,774	3,100,578	2,144,800
Oil and natural gas production taxes	4,563,519	4,157,457	2,240,759	11,939,338	6,291,860
Depreciation, depletion and amortization	14,324,502	10,749,204	9,310,524	34,854,993	26,693,808
Asset retirement obligation accretion	243,140	186,303	182,905	617,685	560,662
Operating lease expense	83,590	83,590	83,589	250,770	439,896
General and administrative expense (including share-based compensation)	7,393,848	5,832,302	4,433,251	18,748,427	11,103,394
Total Costs and Operating Expenses	40,837,082	30,808,927	24,989,161	101,641,744	72,752,027
Income from Operations	53,571,866	54,152,948	24,387,015	145,910,111	63,886,783
Other Income (Expense)					
Interest income	4	-	-	4	1
Interest expense	(7,021,385)	(3,279,299)	(3,551,462)	(13,699,045)	(10,947,960)
Loss on derivative contracts	32,851,189	(7,457,018)	(6,720,320)	(2,201,970)	(73,586,199)
Net Other Expense	25,829,808	(10,736,317)	(10,271,782)	(15,901,011)	(84,534,158)
Income (Loss) Before Provision for Income Taxes	79,401,674	43,416,631	14,115,233	130,009,100	(20,647,375)
(Provision For) Benefit From Income Taxes	(4,315,783)	(1,472,209)	48,701	(5,866,744)	(141,943)
Net Income (Loss)	$ 75,085,891	$ 41,944,422	$ 14,163,934	$ 124,142,356	$ (20,789,318)
Basic Earnings (Loss) per Share	$ 0.65	$ 0.39	$ 0.14	$ 1.16	$ (0.21)
Diluted Earnings (Loss) per Share	$ 0.49	$ 0.32	$ 0.12	$ 0.92	$ (0.21)
Basic Weighted-Average Shares Outstanding	115,376,280	106,390,776	99,358,504	107,349,184	99,251,532
Diluted Weighted-Average Shares Outstanding	151,754,998	130,597,589	121,220,748	134,826,276	99,251,532

Operational Stats

(Unaudited)	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net sales volumes:					
Oil (Bbls)	932,770	729,484	659,247	2,338,469	1,971,776
Natural gas (Mcf)	952,762	723,196	594,841	2,408,241	1,773,506
Natural gas liquids (Bbls) [1]	130,052	-	-	130,052	-
Total oil, natural gas and natural gas liquids (Boe) [1][2]	1,221,616	850,017	758,387	2,869,895	2,267,360
% Oil	*76%*	*86%*	*87%*	*81%*	*87%*
Average daily equivalent sales (Boe/d)	13,278	9,341	8,243	10,512	8,305
Average realized sales prices:					
Oil ($/Bbl)	$ 92.64	$ 109.24	$ 69.61	$ 98.16	$ 64.37
Natural gas ($/Mcf)	4.89	7.29	5.86	6.10	5.48
Natural gas liquids ($/Bbls)	25.68	-	-	25.68	-
Barrel of oil equivalent ($/Boe)	$ 77.28	$ 99.95	$ 65.11	$ 86.26	$ 60.26
Average costs and expenses per Boe ($/Boe):					
Lease operating expenses	$ 10.67	$ 9.77	$ 9.21	$ 10.55	$ 9.98
Gathering, transportation and processing costs	-	0.65	1.39	0.64	1.27
Ad valorem taxes	0.98	1.12	0.93	1.08	0.95
Oil and natural gas production taxes	3.74	4.89	2.95	4.16	2.77
Depreciation, depletion and amortization	11.73	12.65	12.28	12.15	11.77
Asset retirement obligation accretion	0.20	0.22	0.24	0.22	0.25
Operating lease expense	0.07	0.10	0.11	0.09	0.19
General and administrative expense (including share-based compensation)	6.05	6.86	5.85	6.53	4.90
General and administrative expense (excluding share-based compensation)	4.79	4.63	4.82	4.80	4.24

(1) Beginning July 1, 2022, revenues were reported on a three-stream basis, separately reporting crude oil, natural gas, and natural gas liquids volumes and sales. For periods prior to July 1, 2022, volumes and sales for natural gas liquids were presented with natural gas.

(2) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding). The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

24

RING ENERGY

www.ringenergy.com NYSE American: REI

www.ringenergy.com NYSE American: REI (Unaudited) Three Months Ended Nine Months Ended September 30, June 30, September 30, September 30, 2022 2022 2021 2022 2021 Cash Flows From Operating Activities Net income (loss) $ 75,085,891 $ 41,944,422 $ 14,163,934 $ 124,142,356 $ (20,789,318) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation, depletion and amortization 14,324,503 10,749,203 9,310,524 34,854,993 26,693,808 Asset retirement obligation accretion 243,140 186,303 182,905 617,685 560,662 Amortization of deferred financing costs 1,095,073 189,274 166,282 1,483,621 496,533 Share - based compensation 1,543,033 1,899,245 777,461 4,964,188 1,484,730 Deferred income tax (benefit) expense 4,279,047 1,485,022 1,886,118 5,830,008 141,943 Excess tax (benefit) expense related to share - based compensation - - (1,934,819) - - (Gain) Loss on derivative contracts (32,851,189) 7,457,018 6,720,320 2,201,970 73,586,199 Cash (paid) for derivative settlements, net (14,861,116) (19,617,265) (14,921,008) (48,593,882) (33,278,132) Changes in assets and liabilities: Accounts receivable (6,907,079) (4,315,730) 1,656,229 (21,300,907) (5,017,078) Prepaid expenses and other assets (40,823) (2,470,602) 278,870 (2,308,540) (902,692) Accounts payable 27,144,096 4,328,968 (329,555) 33,992,075 8,329,563 Settlement of asset retirement obligation (881,768) (1,113,208) (444,502) (2,548,344) (1,782,779) Net Cash Provided by Operating Activities 68,172,808 40,722,650 17,512,759 133,335,223 49,523,439 Cash Flows From Investing Activities Payments for the Stronghold Acquisition (183,359,626) - - (183,359,626) - Payments to purchase oil and natural gas properties (467,840) (383,003) (141,468) (1,211,691) (579,156) Payments to develop oil and natural gas properties (34,121,878) (35,793,923) (11,957,917) (83,776,050) (34,680,935) Purchase of fixed assets subject to depreciation (66,838) (81,646) (548,730) (158,598) (609,633) Sale of fixed assets subject to depreciation - 126,100 - 134,600 - Proceeds from divestiture of oil and natural gas properties - 25,066 - 25,066 2,000,000 Net Cash Used in Investing Activities (218,016,182) (36,107,406) (12,648,115) (268,346,299) (33,869,724) Cash Flows From Financing Activities Proceeds from revolving line of credit 541,500,000 40,500,000 14,500,000 592,000,000 34,400,000 Payments on revolving line of credit (376,500,000) (50,500,000) (20,000,000) (447,000,000) (52,400,000) Proceeds from issuance of common stock and warrants 2,400,000 5,163,126 - 7,563,126 241,269 Payments to cover tax withholdings (6,790) (257,694) - (264,484) - Proceeds from notes payable 316,677 928,626 323,671 1,245,303 1,233,138 Payments on notes payable (333,341) (253,360) (224,670) (954,082) (375,987) Payment of deferred financing costs (18,762,502) - - (18,762,502) (76,887) Reduction of financing lease liabilities (103,392) (111,864) (86,941) (334,034) (206,936) Net Cash Used in Financing Activities 148,510,652 (4,531,166) (5,487,940) 133,493,327 (17,185,403) Net (Decrease) Increase in Cash (1,332,722) 84,078 (623,296) (1,517,749) (1,531,688) Cash at Beginning of Period 2,223,289 2,139,211 2,670,242 2,408,316 3,578,634 Cash at End of Period $ 890,567 $ 2,223,289 $ 2,046,946 $ 890,567 $ 2,046,946 (Unaudited) September 30, December 31, 2022 2021 ASSETS Current Assets Cash and cash equivalents $ 890,567 $ 2,408,316 Accounts receivable 45,864,400 24,026,807 Joint interest billing receivable 1,897,125 2,433,811 Derivative assets 13,322,013 - Prepaid expenses and other assets 3,246,569 938,029 Total Current Assets 65,220,674 29,806,963 Properties and Equipment Oil and natural gas properties subject to amortization 1,418,931,111 883,844,745 Financing lease asset subject to depreciation 2,067,375 1,422,487 Fixed assets subject to depreciation 2,985,778 2,089,722 Total Properties and Equipment 1,423,984,264 887,356,954 Accumulated depreciation, depletion and amortization (269,541,416) (235,997,307) Net Properties and Equipment 1,154,442,848 651,359,647 Operating lease asset 1,071,482 1,277,253 Derivative assets 11,545,982 - Deferred financing costs 19,029,907 1,713,466 TOTAL ASSETS $ 1,251,310,893 $ 684,157,329 LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY Current Liabilities Accounts payable $ 86,822,997 $ 46,233,452 Income tax liability 36,736 - Financing lease liability 406,890 316,514 Operating lease liability 306,715 290,766 Derivative liabilities 23,767,689 29,241,588 Notes payable 877,631 586,410 Deferred cash payment 14,511,687 - Total Current Liabilities 126,730,345 76,668,730 Non - Current Liabilities Deferred income taxes 5,920,300 90,292 Revolving line of credit 435,000,000 290,000,000 Financing lease liability, less current portion 564,205 343,727 Operating lease liability, less current portion 905,524 1,138,319 Derivative liabilities 8,734,388 - Asset retirement obligations 29,426,737 15,292,054 Total Non - Current Liabilities 480,551,154 306,864,392 Total Liabilities 607,281,499 383,533,122 Mezzanine Equity Convertible preferred stock - $0.001 par value; 153,176 shares outstanding 137,858,446 - Stockholders' Equity Preferred stock - $0.001 par value; 50,000,000 shares authorized; 153,176 shares issued or outstanding - - Common stock - $0.001 par value; 225,000,000 shares authorized; 131,586,927 shares and 100,192,562 shares issued and outstanding, respectively 131,587 100,193 Additional paid - in capital 634,845,283 553,472,292 Accumulated deficit (128,805,922) (252,948,278) Total Stockholders' Equity 506,170,948 300,624,207 TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY $ 1,251,310,893 $ 684,157,329 Balance Sheet and Cash Flow Statement Balance Sheet Cash Flow 25

Non-GAAP Disclosure

Certain financial information included in Ring's financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures are "Adjusted Net Income", "Adjusted EBITDA", "Free Cash Flow" and "Cash Flow from Operations". Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine the Company's incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Adjusted Net Income does not include the estimated after-tax impact of share-based compensation, ceiling test impairment, and unrealized loss (gain) on change in fair value of derivatives, as well an add back of the full valuation against the Company's deferred tax assets during the fourth quarter of 2020. Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

The Company also presents the non-GAAP financial measures Adjusted EBITDA and Free Cash Flow. The Company defines Adjusted EBITDA as net (loss) income plus net interest expense, unrealized loss on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization and accretion, asset retirement obligation accretion and share-based compensation. Company management believes this presentation is relevant and useful because it helps investors understand Ring's operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

The Company defines Free Cash Flow as Adjusted EBITDA (defined above) less net interest expense (excluding amortization of deferred financing cost) and capital expenditures. For this purpose, the Company's definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) and equipment, furniture and fixtures, but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company's capital expenditures guidance provided to investors. Company management believes that Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of its current operating activities after the impact of accrued capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. There is no commonly accepted definition for Free Cash Flow within the industry. Accordingly, Free Cash Flow, as defined and calculated by the Company, may not be comparable to Free Cash Flow or other similarly named non-GAAP measures reported by other companies. While the Company includes net interest expense in the calculation of Free Cash Flow, other mandatory debt service requirements of future payments of principal at maturity (if such debt is not refinanced) are excluded from the calculation of Free Cash Flow. These and other non-discretionary expenditures that are not deducted from Free Cash Flow would reduce cash available for other uses.

PV-10 is a measure not prepared in accordance with GAAP that differs from a measure under GAAP known as "standardized measure of discounted future net cash flows" in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of our oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to our estimated proved reserves independent of our income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to our reserves. We believe the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

The Company also presents the non-GAAP financial measure Cash Flow from Operations. The Company defines Cash Flow from Operations as Net Cash Provided by Operating Activities plus Changes in operating assets and liabilities.

The table below provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows as of December 31, 2021.

Oil (Bbl)	Natural Gas (Mcf)	Total (Boe)	Pre-Tax PV-10 Value	Future Income Taxes, Discounted at 10%	Standardized Measure of Discounted Future Net Cash Flows
65,838,609	71,773,789	77,800,907	$ 1,332,097,625	$ (194,732,777)	$ 1,137,364,848

RING ENERGY

26

www.ringenergy.com NYSE American: REI

Non-GAAP Reconciliations

Adjusted Net Income

	Three Months Ended			Nine Months Ended	
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Unaudited for All Periods)				
Net Income (Loss)	$ 75,085,891	$ 41,944,422	$ 14,163,934	$ 124,142,356	$ (20,789,318)
Share-based compensation	1,543,033	1,899,245	777,461	4,964,188	1,484,730
Unrealized loss (gain) on change in fair value of derivatives	(47,712,305)	(12,160,247)	(8,200,688)	(46,391,912)	40,308,067
Transaction costs - Stronghold Acquisition	1,142,963	-	-	1,142,963	-
Tax impact of adjusted items	2,447,351	(347,939)	-	1,817,876	-
Adjusted Net Income	$ 32,506,933	$ 31,335,481	$ 6,740,707	$ 85,675,471	$ 21,003,479
Basic Weighted-Average Shares Outstanding	115,376,280	106,390,776	99,358,504	107,349,184	99,251,532
Adjusted Net Income per Share	$ 0.28	$ 0.29	$ 0.07	$ 0.80	$ 0.21

Adjusted EBITDA

	Three Months Ended			Nine Months Ended	
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Unaudited for All Periods)				
Net Income (Loss)	$ 75,085,891	$ 41,944,422	$ 14,163,934	$ 124,142,356	$ (20,789,318)
Interest expense, net	7,021,381	3,279,299	3,551,462	13,699,041	10,947,959
Unrealized loss (gain) on change in fair value of derivatives	(47,712,305)	(12,160,247)	(8,200,688)	(46,391,912)	40,308,067
Income tax provision (benefit)	4,315,783	1,472,209	(48,701)	5,866,744	141,943
Depreciation, depletion and amortization	14,324,502	10,749,204	9,310,524	34,854,993	26,693,808
Asset retirement obligation accretion	243,140	186,303	182,905	617,685	560,662
Transaction costs - Stronghold Acquisition	1,142,963	-	-	1,142,963	-
Share-based compensation	1,543,033	1,899,245	777,461	4,964,188	1,484,730
Adjusted EBITDA	$ 55,964,388	$ 47,370,435	$ 19,736,897	$ 138,896,058	$ 59,347,851
Adjusted EBITDA Margin	59%	56%	40%	56%	43%
Basic Weighted-Average Shares Outstanding	115,376,280	106,390,776	99,358,504	107,349,184	99,251,532
Adjusted EBITDA per Share	$ 0.49	$ 0.45	$ 0.20	$ 1.29	$ 0.60

Free Cash Flow

	Three Months Ended			Nine Months Ended	
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Unaudited for All Periods)				
Adjusted EBITDA	$ 55,964,388	$ 47,370,435	$ 19,736,897	$ 138,896,058	$ 59,347,851
Net interest expense (excluding amortization of deferred financing costs)	(5,926,308)	(3,090,025)	(3,385,180)	(12,215,420)	(10,451,426)
Capital expenditures (1)	(40,295,388)	(41,810,442)	(13,720,336)	(110,245,399)	(39,701,834)
Proceeds from divestiture of oil and natural gas properties	-	25,066	-	25,066	2,000,000
Free Cash Flow	$ 9,742,692	$ 2,495,034	$ 2,631,381	$ 16,460,305	$ 11,194,591

(1) The three and nine months ended September 30, 2022 excludes the Stronghold acquisition.

Cash Flow From Operations

	Three Months Ended			Nine Months Ended	
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Unaudited for All Periods)				
Net Cash Provided by Operating Activities	$ 68,172,808	$ 40,722,650	$ 17,512,759	$ 133,335,223	$ 49,523,439
Changes in operating assets and liabilities	(19,314,426)	3,570,572	(1,161,042)	(7,834,284)	(627,014)
Cash Flow from Operations	$ 48,858,382	$ 44,293,222	$ 16,351,717	$ 125,500,939	$ 48,896,425

RING ENERGY
27
www.ringenergy.com NYSE American: REI

www.ringenergy.com NYSE American: REI 50% 41% 9% D,C&E Recomp/CTRs/Cap Workovers Land/Non-op CAPEX Allocation Mid Point $44 million Q4 2022 Guidance Grow Production, Generate FCF, Pay Down Debt Sales Volumes Total (Boe/d) 18,000 – 19,000 Oil (Bo/d) ~70% 12,600 – 13,300 Gas (Mcf/d) ~17% 18,400 – 19,400 NGLs (Bbls/d) ~ 13% 2,300 – 2,500 Capital Spending Capital spending 1 (millions) $42 – $46 New Horizontal (Hz) wells drilled 4 New Vertical wells drilled 4 – 5 New Hz wells completed and online 7 New Vertical wells completed and online 2 – 3 Operating Expenses LOE (per Boe) $10.25 – $11.40 1. In addition to Company - directed drilling and completion activities, the capital spending outlook includes funds for targeted wel l reactivations, recompletions, workovers, infrastructure upgrades, and continuing the Company's successful CTR program in its NWS and CBP areas. Also included is anticipated spending for lease costs, contractual drilling ob ligations and non - operated drilling, completion and capital workovers. 28

www.ringenergy.com NYSE American: REI Add Photo Add Photo Add Photo Add Photo Add Photo Paul D. McKinney Chairman & Chief Executive Officer 39+ years of domestic & international oil & gas industry experience Executive & board roles include CEO, President, COO, Region VP and public & private board directorships Travis Thomas EVP & Chief Financial Officer 17+ years of oil & gas industry experience & accounting experience High level financial experience including CAO, VP Finance, Controller, Treasurer Alexander Dyes EVP of Engineering & Corporate Strategy 15+ years of oil & gas industry experience Multi - disciplined experience including VP A&D, VP Engineering, Director Strategy, multiple engineering & operational roles Marinos Baghdati EVP of Operations 19+ years of oil & gas industry experience Operational experience in drilling, completions and production including VP Operations, Operations manager, multiple engineering roles Stephen D. Brooks EVP of Land, Legal, HR & Marketing 45+ years of oil & gas industry experience Extensive career as landman including VP Land & Legal, VP HR VP Land and Land Manager Hollie Lamb VP of Compliance & GM of Midland Office 20+ years of oil & gas industry experience Previously Partner of HeLMS Oil & Gas, VP Engineering, Reservoir & Geologic Engineer Experienced Management Team Shared Vision with a Track Record of Success 29

Refreshed Board of Directors

Accomplished and Diversified Experience



Paul D. McKinney
Chairman & Chief Executive Officer

35+ years of domestic & international oil & gas industry experience

Executive & board roles include CEO, President, COO, Region VP and public & private board directorships

Anadarko Petroleum Corporation, Apache, SandRidge, Tristone Capital



Anthony D. Petrelli
Lead Independent Director

43+ years of banking, capital markets, governance & financial experience

Executive and Board positions include CEO, President, multiple board chairs & directorships

NTB Financial Corporation, Sensus Healthcare, Finra



Roy I. Ben-Dor
Director

14+ years of finance & capital markets experience

Extensive financial and capital markets acumen and experience including Managing Director and numerous Board Director positions

Warburg Pincus, McKinsey & Company



John A. Crum
Independent Director

45+ years of domestic & international oil & gas industry experience

Extensive executive roles including CEO, President & COO, and multiple public & private board chairs & directorships

Apache, Midstates Petroleum, Conoco



David S. Habachy
Independent Director

24+ years of oil & gas industry, finance & capital markets experience

Wide range of operations, engineering, financial and capital markets roles and experience including Managing Director and numerous Board Director positions

Warburg Pincus, Kayne Anderson Capital Advisors, L.P., NSAI, ARCO



Richard E. Harris
Independent Director

40+ years of experience across multiple industries

Executive positions in oil & gas, industrial equipment, and technology including CIO, Treasurer, Finance and Business Development

Cummins, Compaq, bp, Sohio



Thomas L. Mitchell
Independent Director

35+ years of domestic & international oil & gas industry experience

Executive & board roles include CFO, VP Accounting, Controller and public & private board directorships

Devon, Midstates Petroleum, Noble, Apache, Arthur Andersen



Regina Roesener
Independent Director

35+ years of banking, capital markets, governance & financial experience

Executive and Board positions including COO, director and Board Director positions

NTB Financial Corporation, Finra



Clayton E. Woodrum
Independent Director

50+ years of accounting, tax & finance experience

Wide range of financial acumen including positions as CFO, Partner in Charge and Board Director positions

WTA, KPMG, Bank of Oklahoma

Ring Energy
30
www.ringenergy.com NYSE American: REI

www.ringenergy.com NYSE American: REI PD 60% PUD 40% 1P Summary Reserve Category Net Oil, MBbl Net Gas, MMcf Net MBOE Net Capex 2 , $MM PV - 10 3 , $MM PD 36,821 39,749 43,446 $55 $794 PUD 29,018 32,025 34,355 $293 $538 TOTAL 65,839 71,774 77,801 $348 $1,332 SEC Proved Reserves 1 Year - End 2021 2021 SEC Pricing Reserves by Category ( % ) Reserves by PV 10 ( $ MM) Reserves by Product Oil/$ Bbl $63.04 Gas $/ Mmbtu $3.598 Oil 85% Gas 15% PD 56% PUD 44% 1) Based on Cawley, Gillespie & Associates YE 2021 SEC Proved Reserve report 2) Net capex includes P&A 3) PV10 is reconciled in Non - GAAP disclosure 31

www.ringenergy.com NYSE American: REI Corporate Strategy Value Focused for Sustainable Success Attract and Retain Highly Qualified People Pursue Operational Excellence with a Sense of Urgency Invest in High - Margin, High RoR Projects Focus on FCF and Strengthen Balance Sheet Pursue Strategic A&D to Lower Breakeven Costs 32

ANALYST COVERAGE Alliance Global Partners (A.G.P.) Jeff Campbell (203) 577 - 5427 jcampbell@allianceg.com Tuohy Brothers Investment Noel Parks (215) 913 - 7320 nparks@tuohybrothers.com ROTH Capital Partners John M. White (949) 720 - 7115 jwhite@roth.com Truist Financial Neal Dingmann (713) 247 - 9000 neal.dingmann@truist.com COMPANY CONTACT Al Petrie (281) 975 - 2146 apetrie@ringenergy.com Chris Delange (281) 975 - 2146 cdelange @ringenergy.com